SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2007

WASTE INDUSTRIES USA, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-31050	56-0954929
(Commission File Number)	(IRS Employer ID Number)

3301 Benson Drive, Suite 601, Raleigh, North Carolina 27609

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 325-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 18, 2007, Waste Industries USA, Inc. and Lonnie C. Poole, Jr., the founder and Chairman of the Board, entered into an amendment to Mr. Poole’s employment agreement dated August 10, 2005 to extend the term of the agreement. Mr. Poole’s agreement originally was set to expire on December 31, 2007. Pursuant to the amended agreement, Mr. Poole will continue to serve as the Chairman of the Board of Directors until the earlier of the date of the company’s 2008 annual meeting of shareholders or May 31, 2008.

The amendment to the employment agreement is attached hereto as Exhibit 10.25 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 18, 2007, the Board of Directors approved an amendment to Section 3.06 of the company’s bylaws to require four regular meetings of the Board of Directors each calendar year. The amendment also gives the Board the right to hold additional meetings. Prior to the amendment, the bylaws did not require a fixed number of meetings for the Board other than after the annual meeting of shareholders.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws

10.25	Amendment to Employment Agreement dated April 18, 2007 between Waste Industries USA, Inc. and Lonnie C. Poole, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WASTE INDUSTRIES USA, INC.

Date: April 24, 2007
/s/ D. Stephen Grissom
D. Stephen Grissom
Chief Financial Officer